Exhibit 24.1

POWER OF ATTORNEY

WHEREAS, the undersigned officers and directors of Center Bancorp, Inc. desire to authorize Anthony C. Weagley, Joseph Gangemi and Stephen Mauger to act as their attorneys-in-fact and agents, for the purpose of executing and filing any and all amendments and supplements to Center Bancorp, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009,

NOW, THEREFORE,

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anthony C. Weagley, Joseph Gangemi and Stephen Mauger, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign any and all amendments and supplements to Center Bancorp, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this power of attorney in the following capacities as of April 29, 2010.

/s/ Alexander A. Bol
Alexander A. Bol
Chairman of the Board

/s/ John J. Delaney, Jr.	/s/ James J. Kennedy
John J. Delaney, Jr.	James J. Kennedy
Director	Director

/s/ Howard Kent	/s/ Elliot I. Kramer
Howard Kent	Elliot I. Kramer
Director	Director

/s/ Nicholas Minoia	/s/ Harold Schechter
Nicholas Minoia	Harold Schechter
Director	Director

/s/ Lawrence B. Seidman	/s/ William A. Thompson
Lawrence B. Seidman	William A. Thompson
Director	Director

/s/ Raymond Vanaria	/s/ Phyllis Klein
Raymond Vanaria	Phyllis Klein
Director	Director

/s/ Stephen Mauger	/s/ Anthony C. Weagley
Stephen Mauger	Anthony C. Weagley
Chief Financial and Accounting Officer	President and Chief Executive Officer